UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2006

ENTERPRISE GP HOLDINGS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 hereof is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of	a Registrant.

On June 22, 2006, Enterprise Products Operating L.P. (the “Operating Partnership”), a wholly-owned subsidiary of Enterprise Products Partners L.P., executed a second amendment (the “Second Amendment”) to its Multi-Year Revolving Credit Agreement (the “Credit Agreement”) dated as of August 25, 2004. The Operating Partnership’s borrowings under its Credit Agreement are unsecured general obligations of the Operating Partnership that are non-recourse to Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P. Enterprise Products Partners L.P. has guaranteed repayment of amounts due under the Credit Agreement through an unsecured guarantee. We are the sole member of Enterprise Products GP, LLC.

The Second Amendment extends the maturity date of amounts borrowed under the Multi-Year Revolving Credit Facility from October 2010 to October 2011 with respect to $1.2 billion of the commitments. Borrowings with respect to the remaining $48 million in commitments mature in October 2010.

The Second Amendment also increases the aggregate principal amount of swingline loans available to the Operating Partnership from $20 million to $75 million (without increasing the overall $1.25 billion of commitments under the Credit Agreement). The swingline loans will bear interest at LIBOR plus the applicable spread prior to the acquisition by any lender of a participation therein, and will bear interest at the greater of the prime rate or the federal funds rate plus 0.50% upon and following the acquisition by any lender of a participation therein.

In addition, the Second Amendment modifies the Operating Partnership's financial covenants to, among other things, allow the Operating Partnership to include in the calculation of its Consolidated EBITDA pro forma adjustments for material projects.

The parties to the Credit Agreement are Enterprise Products Operating L.P., Wachovia Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, CitiBank, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, Mizuho Corporate Bank, Ltd., SunTrust Bank and The Bank of Nova Scotia, as Co-Documentation Agents, Wachovia Capital Markets, LLC, CitiGroup Global Markets Inc. and JPMorgan Chase Securities, Inc., as Joint Lead Arrangers and Joint Book Runners, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC, as general partner

Date: June 26, 2006	By: ___/s/ Michael J. Knesek__________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of EPE Holdings, LLC